Exhibit (h)(xix)

[FORM OF]

AMENDMENT NO. 4 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and SunAmerica Annuity and Life Assurance Company hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 4 to the Shareholder Services Agreement be effective as of the      day of             , 2013.

AMERICAN GENERAL LIFE INSURANCE COMPANY
(formerly, SunAmerica Annuity and Life Assurance Company)

By:
Name: Jana W. Greer
Title: President & CEO

SUNAMERICA SERIES TRUST

By:
Name: John T. Genoy
Title: President

SCHEDULE A

(as of             , 2013)

Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio

Alliance Growth Portfolio

Balanced Portfolio

Blue Chip Growth Portfolio

Capital Growth Portfolio

Cash Management Portfolio

Corporate Bond Portfolio

Davis Venture Value Portfolio

“Dogs” of Wall Street Portfolio

Emerging Markets Portfolio

Equity Opportunities Portfolio

Foreign Value Portfolio

Fundamental Growth Portfolio

Global Bond Portfolio

Global Equities Portfolio

Growth-Income Portfolio

Growth Opportunities Portfolio

High-Yield Bond Portfolio

International Diversified Equities Portfolio

International Growth and Income Portfolio

Marsico Focused Growth Portfolio

MFS Massachusetts Investors Trust Portfolio

MFS Total Return Portfolio

Mid-Cap Growth Portfolio

Real Estate Portfolio

Small & Mid Cap Value Portfolio

Small Company Value Portfolio*

SunAmerica Dynamic Allocation Portfolio**

SunAmerica Dynamic Strategy Portfolio ***

Technology Portfolio

Telecom Utility Portfolio

Total Return Bond Portfolio

VCP Total Return Balanced Portfolio*****

VCP Value Portfolio*****

American Funds Growth SAST Portfolio*

American Funds Global Growth SAST Portfolio*

American Funds Growth-Income Portfolio*

American Funds Asset Allocation SAST Portfolio*

Protected Asset Allocation SAST Portfolio****

*	Portfolio does not have Class 2 shares.
**	Portfolio effective as of January 23, 2012
***	Portfolio effective as of July 16, 2012
****	Portfolio effective as of October 15, 2012
*****	Portfolio effective as of , 2013

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